U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 28, 2002


                      AMERICAN SPORTS HISTORY INCORPORATED
             (Exact name of registrant as specified in its charter)

                                   33-55254-46
                              (Commission File No.)

                 Nevada                                87-0485307
     (State or other jurisdiction of        (IRS Employer Identification No.)
     incorporation or organization)


                 21 Third Avenue, Bay Shore, New York 11706-8752
                    (Address of principal executive offices)


                                 (631) 206-2674
                         (Registrant's telephone number)

                                 Not Applicable
                 (Former address, if changed since last report)



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                              Item 5. Other Events

     Since April 2002 American Sports History Incorporated has been working on restructuring its debt and other obligations. Once this process is completed, American Sports History intends to evaluate its sports related software and other assets to determine whether to pursue development of these assets or seek other business opportunities. Management cannot predict now when this process of restructuring and evaluation will be completed or when a definitive direction for American Sports History will be determined. Management is diligently pursuing this process of change and is hopeful that meaningful progress will be made by the end of this year or in the first quarter of next year. As part of the restructuring effort, Vincent M. Nerlino was removed from the office of Chairman of the Board on October 28, 2002. The directors of American Sports History remain Herbert J. Hefke, Robert C. Dromerhauser, and Vincent M. Nerlino. Our sole officer is Kenneth R. Arnold, Chief Financial Officer. Our plan is to appoint officers and restructure management as part of the process of establishing a definitive direction for American Sports History I the coming months.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN SPORTS
                                            HISTORY INCORPORATED


Date: October 29, 2002                    By: /s/ Kenneth R. Arnold,
                                              Chief financial Officer

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